UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2006

WILSHIRE ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or incorporation or organization)	1-4673 (Commission File Number)	84-0513668 (I.R.S. Employer Identification No.)

1 Gateway Center, Newark, NJ, 07102
(Address of principal executive offices)

(201) 420-2796
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

 The registrant’s certificate of incorporation provides for indemnification of its directors and officers to the fullest extent permitted by law. On December 28, 2006, the registrant entered into a separate indemnification agreement in substantially the form attached hereto as Exhibit 10.1 (the “Indemnification Agreement”) with each of the registrant’s directors and the registrant’s chief financial officer (each, an “Indemnitee”) in order to confirm certain procedural matters relating to such indemnification.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On January 16, 2007, the registrant delivered a letter to Daniel Pryor, the registrant’s president and chief operating officer, notifying him that his employment with the registrant terminates effective February 16, 2007. Also, on January 16, 2007, and after the letter referred to in the preceding sentence was delivered, the registrant received a letter from Mr. Pryor, dated January 16, 2007, in which Mr. Pryor notified the registrant that he was resigning from his employment with the registrant effective as of January 14, 2007.

Item 9.01     Financial Statements and Exhibits.

(d)         Exhibits.

          The following exhibit is filed with this Report:

Exhibit Number	Description

10.1	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 17, 2007	WILSHIRE ENTERPRISES, INC. (Registrant)

	By:	/s/ Francis J. Elenio
Francis J. Elenio Senior Vice President and Chief Financial Officer